February 28, 2022

Via EDGAR

Division of Investment Management

United States Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE: Post-Effective Amendment No. 16 to Registration Statement on Form N-1A for Clough Funds Trust (File Nos. 333-204408 and 811-23059)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of Clough Funds Trust (File Nos. 333-204408 and 811-23059).

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP

K&L Gates LLP

599 Lexington Avenue New York NY 10022-6030

T +1 212 536 3900 F +1 212 536 3901 klgates.com